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                      CERTIFICATE OF OWNERSHIP AND MERGER
                                      OF
                            BRONZE MERGER SUB INC.
                                     INTO
                                PHONE.COM, INC.

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                    Pursuant to Section 253 of the General
                   Corporation Law of the State of Delaware
                   ----------------------------------------

        Phone.com, Inc. (the "Corporation"), pursuant to Section253 of the General Corportion Law of the Sate of Delaware (the "DGCL"), hereby certifies as follows:

        FIRST: The Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

        SECOND: The Corporation owns 100% of the outstanding shares of each class of capital stock of Bronze Merger Sub Inc., a Delaware corporation (the "Subsidiary").

        THIRD: The Board of Directors of the Corporation, by unanimous written consent dated November 16, 2000 pursuant to Section 141(f) of the DGCL, duly adlopted resolution authroiizing the merger of the Subsidary with and into the Coroparrion (the "Merger"). A true copy of such resolution is attached hereto as Exhibit A. Such resolution have not been modified or rescinded and are in full force and effect on the date hereof.

        FOURTH: The Corporation shall be the surviving corporation of the Merger (the "Surviving Corporation").

        FIFTH: At the effective time of the Merger the name of the Surviving Corporationj shall be changed to Openwave Systems Inc.

        SIXTH: The Merger shall become effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

        IN WITNESS WHEREOF, Phone.com, Inc. has caused this Certificat of Ownership to be executed in its corproate name as of this 17th day of November, 2000.

                                        PHONE.COM, INC.



                                  By: _________________________________________
                                      Alan Black
                                      Senior Vice President, Corporate Affairs
                                      Chief Financial Officer and Treasurer